Exhibit 99.1

           Tripath Names Clarke Seniff as New Chief Financial Officer

     SAN JOSE, Calif.--(BUSINESS WIRE)--Sept. 15, 2004--Tripath Technology Inc. (Nasdaq:TRPH), creators of Digital Power Processing (DPP(R)) technology and Class-T(R) advanced 1-bit digital audio amplifiers, announced today the appointment of Clarke Seniff as its new Chief Financial Officer, succeeding David Eichler who left the Company on September 13 to pursue other interests.
     Seniff joins Tripath with over 20 years of finance experience. Most recently, Seniff has been involved with his own consulting practice, where his clients have included various venture capital and equity buyout firms focusing on emerging and high growth technology firms. Previously, he served as CFO for NexPrise Incorporated, a developer of enterprise software, and CEO for Coastek Corporation, a provider of security solutions for global electronic commerce. Seniff has also held positions with the Alliance Group, Aromatics and Chemical, PepsiCo, Amerada Hess, Schlumberger and Ernst & Whinney.
     "Clarke comes to us with a special combination of experience, from established Fortune 500 companies to entrepreneurial, technology start-ups," said Dr. Adya Tripathi, Chairman, President and CEO of Tripath. "Through these experiences, Clarke has developed relationships with the investment community which will be invaluable as Tripath continues its resurgence in 2004 and beyond."
     "I am very excited about joining Tripath," said Seniff. "I'm joining at a time that the Company is gaining momentum and I'm eager to contribute to Tripath's continued success."

     About Tripath Technology Inc.

     Based in San Jose, Calif., Tripath Technology Inc. is a fabless semiconductor company that focuses on providing highly efficient power amplification to the digital media consumer electronics and communications markets. Tripath owns the patented technology called Digital Power Processing (DPP(R)), which leverages modern advances in digital signal processing and power processing. Tripath's current customers include consumer electronic companies, such as Denon, Eizo, Hitachi, JVC, Onkyo, Samsung, Sanyo, Sampo, Sharp, Sony, TCL and Toshiba, as well as DSL communications equipment providers, such as Alcatel, who use Tripath's power efficient line drivers for central office applications. For more information on Tripath please visit Tripath's web site at www.tripath.com.

     Safe Harbor Statement

     Certain statements in this release concerning Tripath's future financial and operating performance are forward-looking statements that involve a number of risks and uncertainties. Actual events and results could differ materially from those stated or implied from the forward looking statements. Tripath's ability to grow depends on many factors, such as silicon wafer pricing and the availability of foundry and assembly capacity and raw materials. Also, the availability and pricing of competing products and technologies would effect sales and pricing of Tripath's products. Tripath may experience fluctuations in the manufacturing yields of its third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of its products including, but not limited to the recently announced low cost "Godzilla" products, which are based on a new design architecture. Tripath may not be able to specify, develop or acquire, complete, introduce, market and transition new products, including the new "Godzilla" based products, and technologies to volume production in a timely manner. Further information regarding these and other risks and uncertainties is included in Tripath's United States Securities and Exchange Commission filings, in particular, Tripath's annual report on Form 10-K and quarterly reports on Form 10-Q. Tripath assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

     CONTACT: Tripath Technology Inc.
              Clarke Seniff, 408-750-6801